The Companies Act 1985 to 1989

A Public Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

SOUTHERN AFRICAN RESOURCES PLC

1.	The Company’s name is Southern African Resources Plc.
2.	The Company is to be a Public Company.
3.	The Company’s Registered Office will be situated in England and Wales.
4.	The Company’s objects are:-
A.	To carry on business as a general commercial company.
B.

To carry on any other business which, in the opinion of the Company, may be capable of being conveniently or profitably carried on in conjunction with or subsidiary to any other business of the Company and is calculated to enhance the value of the Company’s property.

C.

To guarantee or give security for the payment or performance of any contracts, debts, or obligations of any person, company or firm, for any purpose whatsoever, and to act as agents for the collection, receipt or payment of money and generally to give any guarantee, security or indemnity.

D.

To take on lease, purchase or in exchange, hire or otherwise acquire and hold for any interest or estate any buildings, lands, easements, privileges, rights, concessions, patent rights, patents, secret processes, licences, machinery, plant, stock-in-trade, and any real or personal property of any kind convenient or necessary for the purpose of or in connection with the Company’s business or any department or branch thereof.

E.

To apply for, purchase or otherwise acquire and hold any patents, licences concessions, brevets d’invention, copyrights and the like, conferring any right to use or publish any secret or other information and to use, develop, exercise or grant licences in respect of the property, rights and information so acquired.

F.	To erect, build, construct, or reconstruct, lay down, alter, enlarge and maintain any factories, buildings, works, shops, stores, plant and machinery necessary or convenient for the Company’s business and to contribute to or subsidise the construction, erection and maintenance of any of the aforesaid.

G.

To subscribe for, take, purchase, or otherwise acquire and hold, sell, deal with or dispose of any share, stocks, debentures, debenture stocks, bonds, obligations and securities, guaranteed by any company constituted or carrying on business in any part of the world and debentures, debenture stocks, bonds, obligations and securities guaranteed by any Government or Authority, Municipal, Parochial, Local or otherwise, within and without the United Kingdom and so to subscribe for the same either conditionally or otherwise and to guarantee the subscription thereof and to enforce and exercise all rights and powers conferred by the ownership thereof.

H.

To promote by the way of advertising the products and services of the Company in any manner and to reward customers or potential customers and to promote and take part in any scheme likely to benefit the Company.

I.

To borrow or raise money and secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgages of or charges upon the undertaking and all or any of the real or heritable and personal or moveable property (present or future) and the uncalled capital for the time being of the Company or by the creation and issue of debenture stocks, debentures or other obligations or securities of any description.

J.

To support, guarantee and/or secure either with or without consideration the payment of any debenture stocks, debentures, dividends, shares or moneys or the performance of engagements or contracts of any other company or person and in particular (but without prejudice to the generality of the foregoing) of any company which is, for the time being, the Company’s holding company defined by Section 736 of the Companies Act, 1985 or another subsidiary, as defined by the said section, of the Company’s holding company or otherwise associated with the Company in business and to give indemnities and guarantees of all kinds and by way of security as aforesaid either with or without consideration to mortgage and charge the undertaking and all or any of the real and personal property and assets present or future, to issue debentures and debenture stock and collaterally or further to secure any securities of the Company by a Trust Deed or other assurance and to enter into partnership or any joint purse arrangement with any person, persons, firm or company.

K.

To make advances to customers and others with or without security, and upon such terms as the Company may approve, and to guarantee the dividends, interest and capital of the stocks, shares or securities of any company of or in which the Company is a member or is otherwise interested.

L.

To take part in the management, formation, control or supervision of the business or operation of any company or undertaking and for that purpose to appoint and remunerate any directors, experts or agents.

M.	To employ experts to examine and investigate into the character, prospects, value, condition and circumstances of any undertaking and business concerns and generally of any property, assets or rights.
N.

To draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments; to receive money on deposit or loan upon such terms as the Company may approve, and generally to act as bankers for customers and others.

O.

To promote or establish or concur in promoting or establishing any other company whose objects shall include the taking over of or the acquisition of all or any of the assets or liabilities of this Company or the promotion of which shall be in any manner calculated to advance directly or indirectly the objects or interests of this Company and to hold, acquire, dispose of stocks, shares or securities issued by or any other obligations of any such company.

P.	To deal with and invest the moneys of the Company not immediately required for the purpose of the business of the Company in or upon such investments and in such manner as the Company may approve.
Q.

To accept payment for any rights or property sold or otherwise disposed of or dealt with by the Company, either in cash, by instalments or otherwise, or in partly or fully paid-up shares or stock of any corporation or company, with or without deferred or preferred or special rights or restrictions in respect of repayment of capital, dividend, voting or otherwise, or in mortgages or debentures or other securities of any corporation or company or partly in another, and generally on such terms as the Company may determine and to hold, dispose of or otherwise deal with any stock, shares or securities so acquired.

R.

To enter into any partnership or amalgamate with or enter into any arrangement for sharing profits, interests, or co-operative with any company, person or firm carrying on or proposing to carry on any business within the objects of this Company or which is capable of being carried on so as to benefit this Company, whether directly or indirectly and to acquire and hold, deal with, sell or dispose of any stock, shares or securities of or other interests in any such company, and to guarantee the contracts or liabilities of, or otherwise assist or subsidise, any such company.

S.

To pay for any right or property acquired by the Company either in cash or partly or fully paid-up shares with or without deferred or preferred or special rights or restrictions in respect of repayment of capital, dividend, voting or otherwise, or by any securities which the Company has power to issue, and generally on such terms and conditions as the Company may determine.

T.

To develop, improve, manage, sell, turn to account, let on rent, royalty, exchange, share of profits or otherwise, grant easements, licences and other rights in or over, and in any other manner dispose of or deal with the undertaking and all or any of the assets and property for the time being of the Company for such consideration as the Company may think fit.

U.

To acquire, purchase, take over and undertake part or all of the business, property, assets, liabilities and engagements of any firm, person or company carrying on any business the carrying on of which is calculated to benefit this Company or to advance its interests generally.

V.

Subject to and in accordance with a due compliance with the provisions of Sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable) to give, whether directly or indirectly, any kind of financial assistance (as defined in Section 152(1) (a) of the Act for any such purpose as is specified in Section 151(1) and/or Section 152(2) of the Act.

W.

To grant pensions, gratuities, allowances and bonuses to employees or ex-employees, officers or ex-officers of the Company or its predecessors in business or the dependents of such persons and to maintain and establish or concur in maintaining funds, trusts or schemes, (whether contributory or non-contributory) with a view to providing pensions or other funds for any such persons or their dependants as aforesaid.

X.

To distribute in specie any of the shares, debentures or securities of the Company or any proceeds of sale or disposal of any property of the Company between the members of the Company in accordance with the rights, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

Y.	To do all or any of the above things in any part of the world either alone as principals, or as agents, trustees, sub-contractors or otherwise.
Z.	To do all such things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

It is hereby declared that the objects of the Company as specified in each of the foregoing sub-clauses of this Clause shall be separate and distinct objects of the Company and shall not in any way be limited by reference to any other sub-clauses or the order in which the same occur. The widest interpretation shall be given to the objects contained in each sub-clause of this Clause and shall not save where the context expressly so requires be in any way restricted or limited by inference from or reference to any other object or objects set forth in such sub-clause. None of such sub-

clause or the objects mentioned therein or the powers thereby conferred shall be deemed ancillary to or subsidiary to the powers or objects specified in any other sub-clause.

5.	The liability of the members is limited.
6.	The share capital of the Company is £1,000,000 divided into 985,000,000 Ordinary shares of £0.00l each and 15,000,000 B Ordinary shares of £0.001 each[1].
______________

1 By special resolution passed on 16 May 2002 each Ordinary share of £1.00 was subdivided into 1,000 Ordinary shares of £0.001 each. By special resolution also passed on 16 May 2002 the authorised share capital of the company was increased from £50,000 to £1,000,000 comprised of 1,000,000,000 Ordinary shares of £0.001 each. By special resolution passed on 13 February 2003, 50,000,000 Ordinary shares of the Company were re-designated as 50,000,000 B Ordinary shares of which 35,000,000 B Ordinary shares were issued and subsequently converted to Ordinary shares.

The Companies Act 1985 to 1989

Public Company Limited By Shares

ARTICLES OF ASSOCIATION

of

SOUTHERN AFRICAN RESOURCES PLC

(Amended on 13 February 2003)

Incorporated on 23 April 2002

PRELIMINARY

1.	(A) In these Articles the following words and expressions have the following meanings:

Expression	Meaning

Act	the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force

AIM	the Alternative Investment Market of the London Stock Exchange

audited balance sheet

the latest audited balance sheet of the Company unless as at the date of such balance sheet there shall have been made up as at such date and audited a consolidated balance sheet of the Company and its subsidiaries (with such exceptions as may be permitted in the case of a consolidated balance sheet prepared for the purposes of the Statutes) and in the latter event “the audited balance sheet” means the audited consolidated balance - sheet of the Company and such subsidiaries and references to reserves and profit and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss account respectively and there shall be excluded any amounts attributable to outside interests in subsidiaries

Auditors	the auditors for the time being of the Company

Board	the Board of Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present and acting by resolution duly passed at a meeting of the Directors or otherwise as permitted by these Articles

clear days	in relation to the period of a notice, the period excluding the day on which the notice is given or deemed to be given and the day for which it is given or on which it takes effect

Company	Southern African Resources plc

Director	a director of the Company for the time being

dividend	includes bonus, if not inconsistent with the subject or context
Group	the Company and its subsidiaries (within the meaning of section 736 of the Act) for the time being

month	calendar month

Office	the registered office for the time being of the Company

paid up	paid up or credited as paid up in respect of the nominal amount of a Share recognised clearing house or nominee

a person designated pursuant to sub-section 185(4) of the Act and in respect of whom the Company is not required to comply with sub-section 185(4) of the Act and in respect of whom the Company is not required to comply with sub-section 185(1) of the Act

Register	the register of members of the Company

Seal	the common seal of the Company

Secretary

subject to the provisions of the Statutes includes joint Secretaries, a temporary or an assistant Secretary and any person appointed by the Board pursuant to Article 135 to perform any of the duties of the Secretary

Statutes

the Act and every other Act or other statutory instrument for the time being in force concerning companies and affecting the Company including any statutory re-enactment or modification of the Act and every other Act or statutory instrument

these Articles	these Articles of Association of the Company as altered from time to time

United Kingdom	Great Britain and Northern Ireland

writing	includes printing, typewriting, lithography, photography and any other mode or modes of presenting or reproducing words in a visible form

year	year from the 1st January to the 31st December inclusive

(B)	Words importing:

(i)	the singular number only include the plural number and vice versa;
(ii)	the masculine gender only include the feminine gender;
(iii)	persons include corporations.
(C)	References to:
(i)	“mental disorder” mean mental disorder as defined in section 1 of the Mental Health Act 1983 and “mentally disordered” shall be construed accordingly;
(ii)

any section or provision of the Act, if not inconsistent with the subject or context, include any corresponding or substituted section or provision of any Statute amending consolidating or replacing the Act;

(iii)	an Article by number are to the particular Article of these Articles.
(D)	Subject as aforesaid, any word or expression defined in the Statutes shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.
(E)	The headings are inserted for convenience only and shall not affect the construction of these Articles.
2.

No regulations for management of a company set out in any regulations or in any schedule to any statute concerning companies shall apply to the Company, but the following shall be the Articles of Association of the Company.

BUSINESS

3.

Any branch or kind of business which the Company is either expressly or by implication authorised to undertake may be undertaken by the Board at such time or times as it shall think fit, and further may be suffered by it to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Board may deem it expedient not to commence or proceed with the same.

SHARE CAPITAL

4.1

The authorised share capital of the Company at the date of adoption of this Article is £1,000,000 divided into £950,000,000 ordinary shares of 0.1p each (“the Ordinary Shares”) and 50,000,000 B ordinary shares of 0.1p each (“the B Ordinary Shares”)

4.2	The B Ordinary Shares shall not be listed on AIM or any other stock exchange
4.3	The Ordinary Shares and the B Ordinary Shares shall rank pari passu save as detailed in Articles 4.4 and 4.5.
4.4	Holders of B Ordinary Shares shall not be entitled to receive notice of General Meetings or to vote at General Meetings in respect of the B Ordinary Shares held by them
4.5

The holders of B Ordinary Shares may at any time upon written notice to the Company (“Conversion Notice”) elect to convert all or some of their B Ordinary Shares into fully paid Ordinary Shares on the basis of one B Ordinary Share for each Ordinary Share

4.6	The Company shall procure that, while any B Ordinary Shares remain capable of being converted into Ordinary Shares:

(a)	if it carries out a consolidation or sub-division of the Ordinary Shares, it shall also carry out a consolidation or sub-division in respect of the B Ordinary Shares at the same time;
(b)

it shall not allow any issue of equity share capital to occur which would result in the total nominal amount of the Ordinary Shares into which any B Ordinary Shares may be converted exceeding the total nominal amount of those B Ordinary Shares;

(c)

it shall not make any reduction of capital (which involves the repayment to any shareholder of any amount paid up on any of its Ordinary Shares or the diminution of any liability in respect of unpaid share capital) in respect of only one class of shares; and

(d)

if it carries out any distribution of capital profits or capital reserves to the holders of Ordinary Shares, it shall also carry out a distribution of capital profits or capital reserves to the holders of the B Ordinary Shares at the same time.

4.7

Notwithstanding Article 4.6, where prior to the service of a Conversion Notice there has been a consolidation or sub-division of the Ordinary Shares (without a corresponding consolidation or sub-division of the B Ordinary Shares pursuant to Article 4.6) the number of Ordinary Shares into which the B Ordinary Shares may convert pursuant to Article 4.5 shall be determined by the Auditors on the basis that the B Ordinary Shares which are the subject of a Conversion Notice shall convert into such number of Ordinary Shares as shall represent the same percentage of the issued share capital had the consolidation or sub-division of Ordinary Shares not taken place

4.8

Following a conversion of B Ordinary Shares pursuant to Article 4.5 the Company shall use all reasonable endeavours to procure that the Ordinary Shares arising following such conversion are listed on AIM or any other stock exchange on which any other Ordinary Shares are listed at the time of conversion or are for the time being listed

4.9

On receipt of the Conversion Notice, the Company shall convert and re-designate the B Ordinary Shares into Ordinary Shares and it shall within 14 days of receipt of the Share Certificate for the B Ordinary Shares which are the subject of the Conversion Notice forward to the holders of such B Ordinary Shares a definitive certificate for the relevant number of Ordinary Shares arising on conversion and a definitive certificate for the remaining B Ordinary Shares, if any, held by such shareholder

5.

Subject to the provisions of the Act relating to authority, pre-emption rights and otherwise, and to any resolution of the Company in General Meeting passed pursuant thereto, any shares unissued at the date of adoption of these Articles and any shares hereafter created shall be under the control of the Board, which may allot, grant options over or otherwise dispose of them on such terms and at such times as the Board may think proper, provided that no shares shall be issued at a discount and save as permitted by Section 101(2) of the Act shall not be allotted except as paid up at least as to one quarter of their nominal value and the whole of any premium thereon.

6.

Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, and subject to the provisions of the Statutes and of these Articles, any shares may be issued with such preferential, deferred, qualified or other special rights, privileges or conditions, whether in regard to dividend, voting, return of capital or otherwise, (including, but without prejudice to the generality of the foregoing and subject to the provisions of Chapter VII of the Act, shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holders) as the Company may from time to time in general meeting direct.

7.	The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Statutes. Any such commission or brokerage may be satisfied in fully paid shares of the Company, in which case section 97 of the Act shall be complied with.

8.

If two or more persons are registered as joint holders of any share any one of such persons may give effective receipts for any dividends or other moneys payable in respect of such share, but such power shall not apply to the legal personal representatives of a deceased member.

9.	The Company shall not be bound to register more than four persons as joint holders of any share.
10.

Except as otherwise expressly provided by these Articles or as required by law or as ordered by a Court of competent jurisdiction, no person shall be recognised by the Company as holding any share on any trust, and the Company shall not be bound by or required to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share or any interest in any fractional part of a share other than an absolute right to the entirety thereof in the registered holder.

11.

Every member (except a recognised clearing house or nominee and a holder of shares in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled, without payment, to receive within two months after allotment or lodgment of a transfer (unless the conditions of issue provide for a longer interval) one certificate under the Seal for all the shares of each class registered in his name, specifying the number, class, and distinguishing numbers (if any) of the shares in respect of which it is issued and the amount paid up thereon.

12.

If and so long as all the issued shares in the capital of the Company or all the issued shares of a particular class are fully paid up and rank pari passu for all purposes, then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

13.

In the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all.

14.

Where a member has transferred part only of the shares comprised in a certificate, the old certificate shall be cancelled and he shall be entitled without charge to a certificate for the balance of his shares.

15.

Every certificate for shares or debentures or representing any other form of security of the Company shall in accordance with Article 134 be issued under the Seal, or an official seal kept by the Company by virtue of section 40 of the Act or, in the case of shares on a branch register, an official seal for use in the relevant territory.

16.

No certificate shall be issued representing shares of more than one class, or in respect of shares held by a recognised clearing house or nominee or a holder of shares in respect of which the Company is not required by law to complete and have ready a certificate.

17.	(A) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu without charge.
(B)

If any member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Board may, if it thinks fit, comply with such request.

(C)	If any share certificate shall be defaced, worn out, destroyed or lost, it may on request be renewed on such evidence being produced and such indemnity (if any)

being given as the Board shall require, and on payment of any exceptional out-of-pocket expenses of the Company of investigating such evidence and (in the case of defacement or wearing out) on delivery up of the old certificate, but without any further charge.

(D)	In the case of shares held jointly by several persons any such request mentioned in this Article may be made by any one of the joint holders.

LIEN ON SHARES

18.	The Company shall have a lien on its shares not being fully paid to the extent and in the circumstances permitted by section 150 of the Act.
19.

The Board may sell all or any of the shares subject to any lien at such time or times and in such manner as it may think fit but no sale shall be made until such time as the moneys in respect of which such lien exists or some part thereof are or is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due or specifying the liability or engagement and demanding payment or fulfilment or discharge thereof and giving notice of intention to sell in default shall have been served on such member or the persons (if any) entitled by reason of death or bankruptcy by transmission to the shares, and default in payment, fulfilment or discharge shall have been made by him or them for seven days after service of such notice.

20.

The net proceeds of any sale of shares subject to any lien shall be applied in or towards satisfaction of the amount due to the Company, or of the liability or engagement, as the case may be, and the balance (if any) shall be paid to the member or the person (if any) entitled by reason of death or bankruptcy by transmission to the shares so sold.

21.

Upon any such sale as aforesaid, the Board may authorise a person to transfer the shares sold to the purchaser and may enter the purchaser’s name in the Register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

CALLS ON SHARES

22.

Subject to the provisions of these Articles and to the terms of allotment of the shares, the Board may from time to time make such calls on the members in respect of all moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) as it may think fit, provided that fourteen days’ notice at least is given of each call. Each member shall be liable to pay the amount of every call so made on him to the persons, by the instalments (if any) and at the times and places appointed by the Board. A call may be revoked or the time fixed for its payment postponed by the Board.

23.	A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed.
24.	The joint holders of a share shall be jointly and severally liable for the payment of all calls and instalments in respect thereof.
25.

If before or on the day appointed for payment thereof a call or instalment payable in respect of a share is not paid, the person from whom the same is due shall pay interest on the amount of the call or instalment at such rate not exceeding 15 per cent. per annum as the Board shall fix from the day appointed for payment thereof to the time of actual payment, but the Board may waive payment of such interest wholly or in part.

26.	No member shall be entitled to receive any dividend or to be present and vote at any General Meeting either personally or (save as proxy for another member) by proxy, or be reckoned in a quorum, or to exercise any other privilege as a member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

27.

Any sum which by the terms of issue of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment the provisions of these Articles as to payment of interest and expenses, forfeiture and the like, and all other relevant provisions of these Articles, shall apply as if such sum were a call duly made and notified.

28.	The Board may from time to time make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such calls.
29.

The Board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys due on his shares beyond the sums actually called up thereon, and on the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called up on the shares in respect of which such advance has been made, the Board may pay or allow such interest as may be agreed between it and such member, in addition to the dividend payable upon such part of the share in respect of which such advance has been made as is actually called up: Provided that no dividend shall be payable on so much of the moneys paid up on a share as exceeds the amount for the time being called up thereon. The Board may at any time repay the amount so advanced on giving to such member not less than three months’ notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the share in respect of which it was advanced.

TRANSFER OF SHARES

30.

Subject to such of the restrictions contained in these Articles as may be applicable, any member may transfer all or any of his shares by instrument in writing in any usual or common form, or in such other form as the Board shall from time to time approve. The Board may at any time after the allotment of any share but before any person has been entered in the Register as the holder thereof recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board may think fit to impose.

31.

Such instrument of transfer must (if so required by law) be duly stamped and be left at the Office, or at such other place as the Board may appoint, accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the Board may require to prove the title of the intending transferor (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so).

32.	Every instrument of transfer must be in respect of only one class of share.
33.

The instrument of transfer of a share shall be signed by or on behalf of the transferor, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

34.	In the case of a partly paid up share the instrument of transfer must also be signed by or on behalf of the transferee.
35.

All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Board may refuse to register shall (except in case of fraud) be returned to the party presenting the same.

36.	The Board may, in its absolute discretion, and without assigning any reason refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve and refuse to register any transfer of any share to more than four joint holders or any transfer of any share (not being a fully paid up share) on which the Company has a lien

37.

If the Board shall refuse to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of such refusal as required by section 183 of the Act.

38.

The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods as the Board may from time to time determine Provided that such registration shall not be suspended for more than thirty days in any year.

39.	No fee shall be charged:
(i)	for registration of a transfer; or
(ii)	on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, notice or other instrument relating to or affecting the title to any shares.
40.

Nothing in these Articles shall prevent title to any securities of the Company from being evidenced and transferred without a written instrument in accordance with statutory regulations from time to time made under the Statutes and the Board shall have power to implement any arrangements it may think fit for such evidencing and transfer which accord with those regulations.

TRANSMISSION OF SHARES

41.

In the case of the death of a member, the survivors or survivor, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his shares, but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

42.

Subject to the provisions of these Articles, any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, on such evidence as to his title being produced as the Board may require, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof.

43.

If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered, he shall testify his election by executing a transfer of such share to such person. All the provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer executed by such member.

44.

A person entitled to a share by death or bankruptcy by transmission shall be entitled to receive, and may give a discharge for, any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company, or, save as aforesaid, to exercise any of the rights or privileges of a member unless and until he shall become a member in respect of the share. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within 60 days the Board may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

45.	(A) If a member fails to pay the whole or any part of any call or instalment of a call on or before the day appointed for the payment thereof, the Board may at any time thereafter, during such time as the call or instalment or any part thereof remains unpaid, serve a notice on him or on the person entitled to the share by death or bankruptcy by transmission requiring payment of such call or instalment or such part thereof as remains unpaid, together with interest at such rate not exceeding 15 per cent. per annum as the Board shall determine and any expenses incurred by the Company by reason of such non-payment.

(B)	The notice shall:
(i)

name a further day (not earlier than the expiration of seven days from the date of the notice) on or before which such call or instalment or part thereof and all interest and expenses that have accrued by reason of such non-payment are to be paid;

(ii)	name the place where the payment is to be made; and
(iii)	state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made or instalment was due will be liable to be forfeited.
(C)

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared.

46.

When any share has been forfeited in accordance with these Articles, notice of the forfeiture shall forthwith be given to the holder of the share or to the person entitled to the share by reason of death or bankruptcy by transmission, as the case may be, and an entry of such notice having been given and of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share; but the provisions of this paragraph are directory only, and no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or to make such entry as aforesaid.

47.

Notwithstanding any such forfeiture as aforesaid, the Board may, at any time before the forfeited shares have been otherwise disposed of, annul the forfeiture, on the terms of payment of all calls and interest due thereon and all expenses incurred in respect of the share, or on the terms of compliance with the terms of any notice served under section 212 of the Act, as appropriate, and on such further terms (if any) as it shall see fit.

48.	The Board may accept a surrender of any share liable to be forfeited hereunder.
49.

Subject to the provisions of the Statutes every share which shall be forfeited or surrendered shall thereupon become the property of the Company and within three years of such forfeiture may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture or surrender the holder thereof or entitled thereto or to any other person on such terms and in such manner as the Board shall think fit, and the Board may if necessary authorise a person to transfer the same to such other person as aforesaid. Any share not disposed of within a period of three years from the date of forfeiture shall thereupon be cancelled in accordance with the provisions of the Statutes.

50.

A shareholder whose shares have been forfeited or surrendered shall cease to be a member but nevertheless be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture or surrender, and interest thereon to the date of payment in the same manner in all respects as if the shares had not been forfeited or surrendered, and to satisfy all (if any) the claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture or surrender without any reduction or allowance for the value of the shares at the time of forfeiture.

51.

The forfeiture or surrender of a share shall involve the extinction at the time of forfeiture or surrender of all interest in and all claims and demands against the Company in respect of the share as between the shareholder whose share is forfeited or surrendered and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

52.

A statutory declaration that the declarant is a Director or Secretary of the Company and that a share has been duly forfeited or surrendered in pursuance of these Articles, and stating the date on which it was forfeited or surrendered, shall, as against all persons claiming to be entitled to the share adversely to the forfeiture or surrender thereof, be conclusive evidence of the facts therein stated and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof and a certificate for the share under the Seal delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share. Subject to the execution of any necessary transfer such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase money or other consideration (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or surrender, sale, re-allotment or disposal of the share.

CONVERSION OF SHARES INTO STOCK

53.

The Company may by Ordinary Resolution convert any paid up shares into stock and reconvert any stock into paid up shares of any denomination. After the passing of any resolution converting all the paid up shares of any class into stock any shares of that class which subsequently become fully paid and rank pari passu in all respects with such shares shall by virtue of this Article and such resolution be converted into stock transferable in the same units as the shares already converted.

54.

The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations, as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the Board may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but so that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

55.

The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at General Meetings of the Company and other matters, and be subject to the same provisions of these Articles as if they held the shares from which the stock arose, but no such privilege or advantage shall be conferred by an amount of stock which would not, if existing in shares, have conferred that right, privilege or advantage.

56.	Such of the provisions of these Articles as are applicable to paid up shares shall apply to stock and the words “share” and “stock” shall include “stock” and “stockholder” respectively.

ALTERATIONS OF CAPITAL AND PURCHASE OF SHARES

57.	(A) The Company in General Meeting may from time to time:

(i)	by Ordinary Resolution:
(a)

consolidate and divide all or any of its share capital into shares of larger amount than its existing shares. On any consolidation of fully paid shares into shares of larger amount, the Board may settle any difficulty which may arise as it thinks expedient and in particular (but without prejudice to the generality of the foregoing) may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into each consolidated share and in the case of any share registered in the name of one holder or joint holders being consolidated with shares registered in the name of another holder or joint holders may make such arrangements as may be thought fit for the sale of the consolidated share or any fractions thereof and for such purpose may appoint some person to transfer the consolidated share to the purchaser and arrange either for the distribution among the persons entitled thereto of the net proceeds of such sale after deduction of the expenses of sale or (when such net proceeds in respect of any holding do not exceed £2) for the payment of such net proceeds to the Company. Provided that the necessary unissued shares are available the Board may alternatively in each case where the number of shares held by any holder is not an exact multiple of the number of shares to be consolidated into a single share issue to each such holder credited as fully paid up by way of capitalisation the minimum number of shares required to round up his holding to such a multiple (such issue being deemed to have been effected immediately prior to consolidation) and the amount required to pay up such shares shall be appropriated at its discretion from any of the sums standing to the credit of any of the Company’s reserve accounts (including shares premium account and capital redemption reserve) or to the credit of profit and loss account and capitalised by applying the same in paying up such shares;

(b)

cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

(c)

sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of the Statutes, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights over, or may have such deferred rights or be subject to any such restrictions as compared with, the others as the Company has power to attach to unissued or new shares;

(ii)	by Special Resolution reduce its share capital or any capital redemption reserve or share premium account in any manner authorised and subject to any conditions prescribed by the Statutes.
(B)

Subject to the provisions of the Statutes the Company may purchase its own shares (including any redeemable shares) provided that if, prior to such purchase there are convertible shares of the Company no such purchase shall be made and (where the Statutes require the contract for the purchase to be approved by a Special Resolution) no contract relating to any such purchase shall be entered into unless:

(i)

it has received the consent in writing of the holders of not less than three-quarters in nominal value of any class of convertible shares other than those which are convertible into shares which as respects dividend and capital carry a right to participate only up to a specified amount in a distribution; or

(ii)

it has been sanctioned by an Extraordinary Resolution passed at a separate General Meeting of the holders of such convertible shares to which Meeting the provisions of Article 58 shall mutatis mutandis apply.

INCREASE OF CAPITAL

58.

The Company in General Meeting may from time to time by Ordinary Resolution increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts and to carry such special rights (if any) or to be subject to such restrictions (if any) as are referred to in Article 6 as the General Meeting resolving on such increase may direct. Subject to any directions made by the Company when resolving on the increase of capital, any new shares shall, subject to the provisions of Article 5, be at the disposal of the Board and shall be considered as part of the original capital and shall be subject to the same provisions with reference to the payment of calls and the forfeiture of shares on non-payment of calls transfer and transmission of shares, lien or otherwise as if they had been part of the original capital.

MODIFICATION OF CLASS RIGHTS

59.

All or any of the rights or privileges for the time being attached to any share or class of shares in the capital of the Company (and notwithstanding that the Company may be or be about to be in liquidation) may (subject to the provisions of section 127 of the Act) be varied or abrogated (i) in such manner (if any) as may be provided by such rights, or (ii) in the absence of any such provision, either with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of the class, or with the sanction of an Extraordinary Resolution passed at a separate General Meeting of the holders of shares of the class duly convened and held as hereinafter provided (but not otherwise). All the provisions hereinafter contained as to General Meetings shall mutatis mutandis apply to every such meeting, but so that the quorum thereat shall be at least one person holding or representing by proxy one third of the nominal amount paid up on the issued shares of that class, and that any holder of shares of the class, present in person or by proxy, may demand a poll and shall on a poll be entitled to one vote for every share of the class held by him, and if at any adjourned meeting of such holders such quorum as aforesaid is not present any one holder of shares of the class present in person or by proxy shall be a quorum. The Board shall comply with the provisions of section 380 of the Act as to forwarding a copy of any such consent or resolution to the Registrar of Companies.

60.

Subject to the terms on which any shares may be issued, the rights or privileges attached to any class of shares in the capital of the Company shall be deemed to be varied or abrogated by the reduction of the capital paid up on such shares or by the allotment of further shares ranking in priority thereto for payment of a dividend or repayment of capital but shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued.

GENERAL MEETINGS

61.

The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year. Not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next. The Annual General Meeting shall be held at such time and place as the Board shall determine. All

General Meetings, other than Annual General Meetings, shall be called Extraordinary General Meetings.

62.

The Board may call an Extraordinary General Meeting whenever it thinks fit, and Extraordinary General Meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by section 368 of the Act. In the case of an Extraordinary General Meeting called in pursuance of a requisition, unless such meeting shall have been called by the Board, no business other than that stated in the requisition as the objects of the Meeting shall be transacted.

63.

In the case of an Annual General Meeting or of a meeting convened for the purpose of passing a Special Resolution or (save as provided by the Statutes) a Resolution of which special notice has to be given, twenty one clear days’ notice in writing at the least, and in any other case fourteen clear days’ notice at the least, specifying the place, the day and the hour of meeting and in the case of special business the general nature of such business shall be given in manner hereinafter mentioned to the Auditors and to such persons as are under the provisions of these Articles entitled to receive notice of General Meetings from the Company, but with the consent of all persons for the time being entitled as aforesaid, or of such proportion thereof as is prescribed by section 369(4) of the Act, a meeting may be convened on a shorter notice, and in such manner as such persons may approve. The accidental omission to give such notice to, or the non-receipt of such notice by, any such person shall not invalidate any resolution passed or proceeding at any such meeting. Every notice convening an Annual General Meeting of the Company shall describe the meeting as an Annual General Meeting.

64.

In every notice calling a General Meeting of the Company there shall appear with reasonable prominence a statement that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and (on a poll) vote instead of him and that a proxy need not also be a member.

65.

In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

66.

All business that is transacted at an Extraordinary General Meeting shall be deemed special and all business that is transacted at an Annual General Meeting shall also be deemed special, with the exception of the declaration of a dividend, the consideration of the accounts and balance sheet and the reports of the Directors and the Auditors and any other documents required to be annexed to the balance sheet, the election of Directors in place of those retiring, the re-appointment of the Auditors retiring and the fixing of the remuneration of the Directors and the Auditors.

67.

(A)     No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. For all purposes the quorum shall be not less than two members present in person or by proxy.

 (B)     If within fifteen minutes from the time appointed for the holding of a General Meeting a quorum is not present, the meeting if convened on the requisition of members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such time and place as the Board may determine, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the members present in person or by proxy shall be a quorum.

68.

The Chairman (if any) of the Board shall preside at every General Meeting of the Company. If there be no such Chairman or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same, or shall be unwilling to act as Chairman, the Deputy Chairman (if any) shall if present and willing to act preside at such meeting but if the

Chairman and Deputy Chairman shall not be so present and willing to act the Directors present shall choose one of their number to act, or if there be only one Director present he shall be Chairman if willing to act. If there be no Director present and willing to act, the members present and entitled to vote shall choose one of their number to be Chairman of the Meeting.

69.

The Chairman may, with the consent of any General Meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for fourteen days or more, seven clear days’ notice at the least, specifying the place, the day, and the hour of the adjourned meeting shall be given in the same manner as in the case of an original meeting, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

70.	At any General Meeting a resolution put to a vote of the meeting shall be decided on a show of hands, unless before or upon the declaration of the result of the show of hands a poll be demanded by:
(i)	the Chairman; or
(ii)	in writing by at least three persons entitled to vote at the meeting; or
(iii)	in writing by a member or members representing one-tenth of the total voting rights of all the members having the right to vote at the meeting; or
(iv)

in writing by a member or members holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

71.

Unless a poll be so demanded, a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

72.	If:
(i)	any objection is raised to the qualification of any voter; or
(ii)	any votes have been counted which ought not to have been counted or which might have been rejected; or
(iii)	any votes are not counted which ought to have been counted

the objection or error shall not vitiate the decision of the meeting on any resolution unless the same is raised or pointed out at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

73.

If a poll be demanded in the manner aforesaid, it shall (subject as provided in Article 74) be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded, as the Chairman shall direct. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

74.	A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith.
75.

In the case of an equality of votes, either on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll was demanded shall be entitled to a second or casting vote.

76.

The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business, other than the question on which a poll has been demanded. The demand for a poll may be withdrawn.

VOTING

77.

Subject to any rights or restrictions for the time being attached to any class or classes of shares on a show of hands every member present in person shall have one vote, and on a poll every member shall have one vote for each share of which he is the holder.

78.

Where in England or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the grounds (however formulated) of mental disorder, the Board may in its absolute discretion, on or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person to vote in person or by proxy on behalf of such member at any General Meeting.

79.

If two or more persons are jointly entitled to a share, then in voting on any question the vote of the senior who tenders the vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

80.	No member shall, unless the Board otherwise determines:
(i)

be entitled to vote at a General Meeting either personally or by proxy or to exercise any privilege as a member unless all calls or other sums presently payable by him in respect of shares in the Company have been paid; or

(ii)

be entitled to vote at a General Meeting either personally or by proxy if he or any person appearing to be interested in those shares has been duly served with a notice under section 212 of the Act and he or any such person in the absolute discretion of the Board (a) is in default in supplying to the Company the information thereby requested within forty-two days after service of such notice or such longer period as may be specified in such notice for compliance therewith and (b) has not remedied such default within a further period of fourteen days after service of a further notice requiring him to do so.

For the purpose of paragraph (ii) of this Article a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company, pursuant to the said section 212, information which fails to establish the identities of those interested in the shares and if (after taking into account the said information and any other information given pursuant to the said section 212 or otherwise) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares. The provisions of this Article are in addition to and do not limit any other right or power of the Company including any right vested in the Company by the Statutes.

81.	On a poll:
(i)	votes may be given either personally or by proxy (a proxy not being entitled to vote except on a poll); and

(ii)	a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
82.

Any person (whether a member of the Company or not) may be appointed to act as a proxy. A member may appoint two or more persons as proxies in the alternative but if he shall do so only one of such proxies may attend as such and vote instead of such member on any one occasion.

83.	An instrument appointing a proxy:
(i)	shall:
(a)

be in writing under the hand of the appointor or of his attorney duly authorised in writing, or if such appointor is a corporation, either under its common seal or under the hand of some officer or attorney duly authorised in that behalf;

(b)

be deemed to include the power to demand or to concur in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit but shall not confer any further right to speak at the meeting except with the permission of the Chairman; and

(c)	unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates;
(ii)

may be in any common form or in such other form as the Board shall approve provided that it shall be so worded as to enable the proxy to vote either for or against the resolutions to be proposed at the meeting at which the proxy is to be used; and

(iii)	need not be witnessed.
84.

The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, shall be deposited at or delivered by facsimile transmission to the Office, or at such other place in the United Kingdom as is specified in the notice of meeting or in the instrument of proxy issued by the Company, not less than forty eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than twenty four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of twelve months from the date named in it as the date of its execution, except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

85.

The Board may at the expense of the Company send, by post or otherwise, instruments of proxy (reply-paid or otherwise) to members for use at any General Meeting or at any meeting of any class of members of the Company, either in blank or nominating in the alternative any one or more of the Directors or any other persons. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy.

86.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the instrument of proxy, or of the authority under which the instrument of proxy was executed, or the transfer of the share in respect of which the instrument of proxy is given, provided that no intimation in writing of such death, mental disorder, revocation or transfer shall have been received by the Company at the Office, or at such other place as is referred to in Article 84, at least one hour before the commencement of the meeting or adjourned meeting or the taking of the poll at which the instrument of proxy is used.

CORPORATIONS ACTING BY REPRESENTATIVES

87.

Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company, or at any meeting of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

PRESIDENT

88.	(A) The Board may from time to time appoint any Director or any other person to be President and may determine the period for which he is to hold office.
(B)	Any such appointment may be made on such terms as to remuneration and otherwise as the Board shall from time to time determine.
(C)

It shall be the duty of the President to advise the Board on such matters as he or it may deem to be of interest to the Company but the President shall not by virtue of his office as such have any powers or duties in relation to the management of the business of the Company.

DIRECTORS

89.	The number of Directors shall not be less than two.
90.

A Director shall not be required to hold any qualification shares but shall be entitled to receive notice of, attend and speak at all General Meetings of the Company and of any class of members of the Company.

91.

Each of the Directors shall be entitled to receive such remuneration for his services as the Board may determine. The remuneration may be made payable by way of salary, commission, participation in profits, share options or by all or any of those modes, or otherwise as may be thought expedient and it may be a term of his appointment that he shall receive a pension, gratuity or other benefit on his retirement. The Directors shall also be entitled to be repaid all reasonable expenses reasonably incurred by them in or about the performance of their duties as Directors.

92.	Subject as herein otherwise provided, the office of a Director shall be vacated:
(A)	if a receiving order is made against him or he makes any arrangement or composition with his creditors generally;
(B)

if he absents himself from the meetings of the Board during a continuous period of six months without special leave of absence from the Board, and the Board passes a resolution that he has by reason of such absence vacated his office;

(C)	if he is prohibited from being a Director by any order made under any provision of the Statutes;

(D)

if in England or elsewhere an order shall be made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for his detention or for the appointment of a guardian or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to his property or affairs;

(E)	if by notice in writing given to the Company he resigns his office; or
(F)	if he is removed from office under Section 303 of the Act or pursuant to Article 117 but any act done in good faith by a Director whose office is vacated as aforesaid shall be valid unless, prior to the doing of such act, written notice shall have been served upon the Company or an entry shall have been made in the Directors’ minute book stating that such Director has ceased to be a Director of the Company.

DIRECTORS’ CONTRACTING WITH THE COMPANY

93.

Subject to the provisions of the Statutes, no Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into on behalf of the Company in which any Director is in any way directly or indirectly interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office, or of the fiduciary relationship thereby established, provided that the nature of this interest has been declared by him at the meeting of the Board at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement, then at the next meeting of the Board held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made, then at the first meeting of the Board held after he becomes so interested. A general notice in writing given to the Board by any Director to the effect that he is a member of any specified company or firm, and is to be regarded as interested in any contract which may thereafter be made with such company or firm, shall (if such Director shall give the same at a meeting of the Board or shall take reasonable steps to secure that the same is brought up and read at the next meeting of the Board after it is given) be deemed a sufficient declaration of interest in relation to any contract so made. An interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

94.

Save as hereinafter in these Articles provided a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum of a meeting in relation to any resolution on which he is debarred from voting.

95.

A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:

(i)	the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;
(ii)

the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)

any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)

any proposal concerning any other company in which he is interested directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all the circumstances);

(v)

any proposal concerning the adoption modification or operation of a superannuation fund or retirement, death or disability benefits scheme under which he may benefit and which has been approved by or is subject to and conditional on approval by the Board of Inland Revenue for taxation purposes;

(vi)

any proposal relating to any arrangement for the benefit of employees under which he benefits or may benefit in a similar manner as the employees and which does not accord to him as a Director any privilege or advantage not generally accorded to the employees to whom the arrangement relates; or

(vii)	any proposal concerning the purchase and/or maintenance of any insurance policy under which a Director may benefit.
96.

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately. In such case each of the Directors concerned (if not debarred from voting under the proviso to paragraph (iv) of Article 95) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

97.

If any question shall arise at any meeting as to the materiality of a Director’s interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive, except in a case where the nature or extent of the interest of the Director concerned has not been fairly disclosed.

98.

Any Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to a remuneration for professional services as if he were not a Director Provided that nothing herein contained shall authorise a Director or his firm to act as the Auditors.

99.

Any Director may continue to be or become a director of, or hold any other office or place of profit under, any other company in which the Company may be interested, and no such Director shall be accountable for any remuneration, salary, commission, participation in profits, pension, superannuation or other benefits received by him as a director of, or holder of any other office or place of profit under, or member of, any such other company. The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it may think fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

POWERS AND DUTIES OF DIRECTORS

100.	The business of the Company shall be managed by the Board, which may exercise all such powers of the Company and do on behalf of the Company all such acts as may be exercised and done by the Company and as are not by the Statutes or by these Articles required to be exercised or done by the Company in General Meeting, subject nevertheless to the provisions of the Statutes and of these Articles and to such regulations (not being inconsistent with such aforesaid provisions) as may be prescribed by the Company in General Meeting, but no regulation made by the Company on General Meeting shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board by any other Article.

101.

The Board may at any time and from time to time and by power of attorney under the Seal appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

102.

The continuing Directors may act as a Board at any time notwithstanding any vacancy in their body: Provided always that in case the Directors shall at any time be reduced in number to less than the minimum number prescribed by or in accordance with these Articles it shall be lawful for them to act as a Board for the purpose of filling any vacancies in their body or of summoning a General Meeting of the Company, but not for any other purpose.

103.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed (as the case may be) in such manner as the Board shall from time to time by resolution determine.

BORROWING POWERS

104.

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and (subject to Section 80 of the Act) to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

LOCAL BOARDS

105.

The Board may establish any committees, local boards or agencies for managing any of the affairs of the Company either in the United Kingdom or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration, and may delegate to any committee, local board, or agent any of the powers, authorities and discretions vested in the Board (other than the powers set out in Article 131 (B)), with power to sub-delegate, and may authorise the members of any local board, or any of them, to fill any vacancies, and any such appointment or delegation may be on such terms and subject to such conditions as the Board may think fit. The Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

MANAGING DIRECTOR AND OTHER APPOINTMENTS

106.

The Board may from time to time appoint any one or more of its body to the office of Managing Director and/or such other office in the management of the business of the Company or place of profit under the Company, except that of the Auditors, as it may decide for such period (subject to the provisions of section 319 of the Act) and on such terms as it thinks fit, and may vest in such Managing Director or such other officer such of the powers hereby vested in the Board as it may think fit, and such powers may be made exercisable for such period or periods, and on such conditions and subject to such restrictions, and generally on such terms as to remuneration and otherwise, as it may determine. The remuneration of a Managing Director or such other officer may be made payable by way of salary or commission or participation in profits, or by any or all of those modes, or otherwise as may be thought expedient and it may be made a term of his appointment that he shall receive a pension, gratuity or other benefit on his retirement.

107.

A Managing Director or such other officer as is referred to in Article 106 shall be subject to annual retirement pursuant to Article 108 and in all other respects he shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract of service between him and the Company) ipso facto and immediately cease to be Managing Director or holder of such other office if he ceases to hold the office of Director for any cause.

ROTATION, APPOINTMENT AND REMOVAL OF DIRECTORS

108.

At each Annual General Meeting one-third of the Directors for the time being, (or, if their number is not a multiple of three, the number nearest one-third) shall retire from office. The Directors to retire by rotation shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as among persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election.

109.

Unless and until otherwise determined by the Company by Ordinary Resolution, either generally or in any particular case, no Director shall vacate or be required to vacate his office as a Director on or by reason of his attaining or having attained the age of seventy, and any Director retiring or liable to retire under the provisions of these Articles and any person proposed to be appointed a Director shall be capable of being re-appointed or appointed, as the case may be, as a Director notwithstanding that at the time of such re-appointment or appointment he has attained the age of seventy and no special notice need be given of any resolution for the re-appointment or appointment or approving the appointment as a Director of a person who shall have attained the age of seventy, and it shall not be necessary to give to the members notice of the age of any Director or person proposed to be re-appointed or appointed as such.

110.	Article 108 shall not apply to any Director exempted from its requirements either generally or for a specified period of time by these Articles of Association or by Ordinary Resolution of the Company.
111.	A retiring Director shall be eligible for re-election.
112.

The Company at the meeting at which a Director retires in manner aforesaid may fill the vacated office by electing a person thereto, and in default the retiring Director shall if offering himself for re-election be deemed to have been re-elected except in any of the following cases:

(i)	at such meeting it is expressly resolved not to fill such vacated office or a resolution for the re-election of such Director is put to the meeting and lost; or
(ii)	such Director has given notice in writing to the Company that he is unwilling to be re-elected; or
(iii)	such Director has attained any retiring age applicable to him as Director pursuant to the Statutes.
113.

A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it; and any resolution moved in contravention of this provision shall be void.

114.

No person other than a Director retiring at the meeting shall, unless recommended by the Board, be eligible for election to the office of Director at any General Meeting unless not less than seven nor more than twenty one days before the date appointed for the meeting there shall have been left at the Office notice in writing signed by a member duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice in writing signed by that person of his willingness to be elected.

115.	The Board shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors.
116.

Any Director appointed to fill a casual vacancy or as an addition to the existing Directors shall hold office only until the conclusion of the next following Annual General Meeting and shall then be eligible for re-election.

117.

The Company may by Ordinary Resolution of which special notice has been given in accordance with section 303 of the Act remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim which such Director may have for damages for breach of any contract of service between him and the Company.

118.

The Company may by Ordinary Resolution appoint another person in place of a Director removed from office under Article 117 and without prejudice to the powers of the Directors under Article 115 the Company in General Meeting may appoint any person to be a Director either to fill a casual vacancy or as an additional Director. A person appointed in place of a Director so removed or to fill such a vacancy shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

DIVISIONAL DIRECTORS

119.	(A) The Board may from time to time appoint any manager or other officer or person in the employment of any company in the Group for the time being to be a Divisional Director of the Company.

(B)     The appointment of a person to be a Divisional Director shall not, save as otherwise agreed between him and the Company or the subsidiary (if any) in whose service he may be, affect the terms and conditions of his employment by the Company or by any such subsidiary, whether as regards duties, remuneration, pension or otherwise, and his office as a Divisional Director shall be vacated in the event of his being removed from office by a resolution of the Board.

(C)     The appointment, removal and remuneration of a Divisional Director shall be determined by the Board with full powers to make such arrangements as the Board may think fit, and the Board shall have the right to enter into any contract on behalf of the Company or to transact any business of any description without the knowledge or approval of any Divisional Director, except that no act shall be done that would impose any personal liability on any or all of the Divisional Directors except with his or their knowledge and consent.

(D) In calculating the number to form a quorum at any meeting of the Board any Divisional Director shall not be counted.

(E)      A Divisional Director shall not be entitled to receive notice of or to vote at a meeting of the Board or (except when expressly invited by the Board to do so) to attend a meeting of the Board. He shall not require any share qualification and shall not be deemed to be a Director for the purposes of the Statutes or these Articles.

ALTERNATE DIRECTORS

120.

(A)     Each Director shall have the power to nominate any other Director or any person approved for that purpose by Resolution of the Board to act as alternate Director at Meetings of the Board in his place during his absence and, at his discretion, to revoke such nomination.

(B) Any appointment or removal of an alternate Director shall be effected by an instrument in writing delivered at the Office and signed by the appointor.

(C)      An alternate Director shall (except when absent from the United Kingdom) be entitled to receive notice of meetings of the Board and of any committee of the Board of which the appointor is a member and to attend and to vote at any such meeting and to perform thereat all the functions of his appointor. An alternate Director shall have one vote for each Director whom he represents, in addition to his own vote if he is a Director, but he shall not be counted more than once in the quorum. If his appointor is for the time being absent from the United Kingdom or otherwise not available the appointee’s signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor. Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

(D)     An alternate Director shall be entitled to contract and to be interested in and to benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

(E)      An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, provided that if any Director retires by rotation or otherwise but is re-elected at the same Meeting, any appointment made by him pursuant to this Article which was in force immediately before his retirement shall remain in force.

PROCEEDINGS OF DIRECTORS

121.	A Director may, and on request of a Director the Secretary shall, at any time summon a meeting of the Board.
122.

Notice of a Meeting of the Board shall be deemed to be duly given to a Director if it is given to him either personally or by sending the same through the post addressed to him at the address given to the Company by him for this purpose. It shall not be necessary to give notice of a Board Meeting to any Director for the time being absent from the United Kingdom, but where such Director is represented by an alternate Director, due notice of such meeting shall be given to such alternate Director either personally or by sending the same through the post addressed to him at the address in the United Kingdom given to the Company.

123.

The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit and determine the quorum necessary for the transaction of business. Any Director may participate in a meeting of the Board by means of conference telephone or similar communication equipment whereby all the Directors participating in the meeting can hear each other and the Directors participating in this manner shall be deemed to be present in person at such meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the Chairman of the meeting then is.

124.	Until otherwise determined, two Directors shall be a quorum.
125.	Questions arising at any meeting shall be decided by a majority of votes.
126.	In case of an equality of votes the Chairman shall have a second or casting vote.
127.

For the purpose of these Articles an alternate Director shall be counted in a quorum provided that at least one other Director or person duly appointed as an alternate Director is also present and a Director who is an alternate Director shall be entitled to a separate vote on behalf of the Director whom he is representing in addition to his own vote.

128.

A resolution in writing signed by all the Directors for the time being in the United Kingdom, if constituting a majority of the Directors, shall be as effective for all purposes as a resolution passed at a meeting of the Board duly convened, held and constituted and may consist of several documents in like form each signed by one or more of the Directors.

129.	The Board may from time to time elect or otherwise appoint a Director to be Chairman or Deputy Chairman and determine the period for which each of them is to hold office.
130.

The Chairman, or in his absence the Deputy Chairman, shall preside at meetings of the Board, but if no such Chairman or Deputy chairman be elected or appointed, or if at any meeting the Chairman or Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.

131.	(A) Except as provided in paragraph (B) of this Article the Board may delegate to:
(i)	any committee appointed under paragraph (C) of this Article;
(ii)	any executive Director (within the scope of Article 106);
(iii)	any board established under Article 104;
(iv)	the Secretary; and
(v)	any attorney or attorneys appointed under Article 101

such of the powers, authorities or discretions vested in it as the Board thinks fit. Such delegation may include power to sub-delegate and may be annulled or varied by the Board at any time, but no person dealing in good faith and without notice of such annulment or variation shall be affected thereby.

(B)     The following powers of the Board may not be delegated except to a committee of the Board appointed under paragraph (C) of this Article, namely:- issuing shares; making calls; declining to register transfers; determining Directors’ remuneration; appointing and removing executive Directors (within the scope of Article 106); appointing Directors under Article 116; borrowing; recommending and declaring dividends; forfeiting shares or accepting surrenders.

(C) The Board may delegate any of its powers to committees consisting of such member or members of its body as it thinks fit.
(D) Any committee so formed shall in the exercise of the power so delegated conform to any regulations that may be imposed on it by the Board.

(E)     Any committee shall have power unless the Board directs otherwise to co-opt as a member or members of the committee for any specific purpose any person or persons although not being members of the Board or of the Company provided that the number of such co-opted persons shall be less than one half of the total number of the committee, and no resolution of the committee shall be effective unless the majority of the members of the committee present at the meeting at which the resolution is passed are Directors.

(F)      A committee may elect a Chairman of its meetings. If no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting.

(G)     A committee may meet and adjourn as its members think fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the Chairman shall have a second or casting vote.

(H)     The meetings and proceedings of a committee shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board, so far as the same are applicable thereto and are not suspended by any regulations imposed by the Board under or by the provisions of paragraph (D) of this Article.

132.

All acts bona fide done by any meeting of the Board, or of a committee of the Board, or by any person acting as a Director or by an alternate Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, or had vacated office or was not entitled to vote, be as valid as if every such person had been duly appointed or had duly continued in office and was qualified and had continued to be a Director or, as the case may be, an alternate Director and had been entitled to vote.

MINUTES

133.	(A) The Board shall cause minutes to be made:
(i)	of all appointments of officers made by the Board;
(ii)	of the names of the Directors present at each meeting of the Board and of committees of the Board; and
(iii)	of all resolutions and proceedings at all meetings of the Company and of the Board and of committees of the Board.

(B)     Any such minutes shall be conclusive evidence of any such proceedings, if they purport to be signed by the Chairman of the meeting at which the proceedings were had or by the Chairman of the next succeeding meeting.

THE SEAL

134.

(A)     Subject to paragraph (B) of this Article, the Board shall provide for the safe custody of the Seal, which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf, and every instrument to which the Seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose: Provided that the Board may either generally or in any particular case or cases resolve (subject to such restrictions as to the manner in which the Seal may be affixed as the Board may determine) that such signatures or any of them may be affixed to certificates for shares or debentures or representing any other form of security by some mechanical means other than autographic to be specified in such resolution or that such certificates need not be signed by any person.

(B)     Subject to the Statutes, the Company may dispense with the need for the Seal, either generally or in respect of particular classes of documents, at the Board’s discretion, and, whether it does or does not dispense with the Seal, a document signed by a Director and the Secretary or by any two Directors and expressed (in whatever form of words) to be executed by the Company shall have the same effect as if executed under the Seal, and a document so executed by the Company which makes it clear on its face that it is intended to be a deed shall have effect upon delivery as a deed.

135.	The Company may have:
(i)	an official seal kept by virtue of section 40 of the Act; and
(ii)

an official seal for use abroad under the provisions of the Statutes, where and as the Board shall determine, and the Company may by writing under the Seal appoint any agents or agent, committees or committee abroad to be the duly authorised agents of the Company for the purpose of affixing and using such official seal and may impose such restrictions on the use thereof as may be thought fit.

Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any of such official seals as aforesaid.

SECRETARY

136.	The Secretary shall be appointed by the Board for such term, at such remuneration and on such conditions as it may think fit, and any Secretary so appointed may be removed by the Board.
137.

Anything by the Statutes or these Articles required or authorised to be done by or to the Secretary, if the office is vacant or there is for any reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Board.

138.	No person shall be appointed to hold office as Secretary who is:
(i)	the sole Director of the Company; or
(ii)	a corporation the sole director of which is the sole Director of the Company; or
(iii)	the sole director of a corporation which is the sole Director of the Company.
139.

A provision of the Statutes or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

RECORD DATES

140.

Notwithstanding any other provision of these Articles the Board may fix a date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time within six months before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

DIVIDENDS AND RESERVES

141.	The Company in General Meeting may declare dividends but no dividends shall exceed the amount recommended by the Board.
142.

The Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend but no interim dividend shall be paid on shares carrying deferred or non-preferential rights if at the time of payment any preferential dividend is in arrear. Provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights.

143.

The Board may also pay half-yearly or at other suitable intervals to be settled by it any dividend which may be payable at a fixed rate if the Board is of the opinion that the profits justify the payment.

144.	No dividend shall be paid otherwise than out of profits available for distribution in accordance with the Statutes.
145.	No dividend shall bear interest against the Company.
146.

Any dividend unclaimed for a period of twelve years after having been declared (or, in the case of an interim dividend, remaining uncashed for a period of twelve years after having been sent) shall be forfeited and shall revert to the Company.

147.

The Board may, before recommending any dividend (whether preferential or otherwise), set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall (subject to the Statutes) at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan capital or for equalising dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Board may from time to time think fit, and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to divide.

148.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share.

149.

All dividends shall be apportioned and (subject to any lien of the Company) paid to members on the register on the date the dividend is declared, made or paid notwithstanding any subsequent transfer or transmission of shares proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

150.

The Board may deduct from any dividend payable to any member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

151.

Subject to the provisions of the Statutes, any General Meeting declaring a dividend may upon the recommendation of the Board direct payment of such dividend wholly or partly by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways, and the Board shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Board may settle the same as it thinks expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members on the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board.

152.

Any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or person entitled thereto or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable in respect of the shares held by them as joint holders. The Company shall not be responsible for any cheque or warrant lost in transmission.

CAPITALISATION OF RESERVES

153.

(A)     The Company may, upon recommendation of the Board, resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account and not required for payment of dividend on any shares with a preferential right to dividend and accordingly that such sum be set free for distribution amongst the members on the record date specified in the relevant resolution who would have been entitled thereto if distributed by way of dividend and in the same proportion, on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members on the record date specified in the relevant resolution in the proportion aforesaid, or partly in the one way and partly in the other, and the Board may give effect to such resolution: Provided that a share premium account and a capital redemption reserve may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to members of the Company as fully paid up shares, and that no unrealised profits shall be used in paying up any amounts unpaid on any issued shares.

(B)     Subject to approval by the Company in General Meeting and subject as hereinafter provided, the Board may at their discretion resolve (at the same time as they resolve to recommend or to pay any dividend in respect of shares in the capital of the Company) that the holders of such fully paid shares will have the option to elect to receive in lieu of such dividend (or part thereof) an allotment of additional shares in the capital of the Company credited as fully paid provided that:

(i)	an adequate number of unissued shares is available for the purpose;
(ii)	the approval by the Company in General Meeting may only be given in respect of a specified dividend or of any dividends declared or to be declared or paid in respect of a specified financial year;
(iii)

the number of shares to be allotted in lieu of any amount of dividend as aforesaid shall be determined by the Board so that the value of such shares shall equal (as nearly as may be without exceeding) such amount and for this purpose the value of a share shall, if the shares are admitted to trading on AIM, be deemed to be the average of the middle market quotations of such shares on AIM (adjusted as below) on the ex-dividend date and on the next four business days and each such middle market quotation shall be adjusted by deducting therefrom the cash amount of such dividend per share except in the case of any “ex-dividend” quotation;

(iv)

the Board after determining the number of shares to be allotted as aforesaid shall give notice in writing to the members of the option to elect accorded to them and shall send with such notice forms of election which specify the procedure to be followed and the place at which duly completed forms of election must be lodged in order to be effective;

(v)

following the receipt of a notice or notices of election pursuant to paragraph (iv) of this Article the Board shall allot to the holders of those shares in respect of which the share election has been or is duly exercised in lieu of the dividend (or that part of the dividend in respect of which the right of election has been accorded) such number of additional shares determined as aforesaid and for such purpose the Board shall appropriate and capitalise out of any reserve or fund which is available for distribution (including any share premium account or capital redemption reserve or profit and loss account) as they shall determine an amount equal to the aggregate nominal amount of the additional shares so to be allotted and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst those members who have given notices of election as aforesaid, such additional shares to rank pari passu in all respects with the fully paid shares then in issue save only as regards participation in the relevant dividend.

154.

Whenever such a capitalisation as aforesaid shall have been resolved upon the Board shall make all appropriations and applications of the reserves or undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid up shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to make such provision by the issue of fractional certificates or by payment in cash or otherwise as it thinks fit including the right of the Company to retain amounts the cost of apportionment of which would be disproportionate to the amounts involved in the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled on such capitalisation and (as the case may require) for the payment up by the Company on their behalf by the application thereto of their respective proportions of the reserves or profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares. Any agreement made under such authority shall be effective and binding on all such members.

ACCOUNTS

155.	The Board shall cause accounting records to be kept in accordance with section 221 of the Act.
156.

The Board shall from time to time determine whether, in any particular case or class of cases, or generally, and to what extent, and at what times and places and under what conditions or regulations the accounts and books of the Company, or any of them, shall be open to the inspection of members, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by the Statutes or as authorised by the Board or by resolution of the Company in General Meeting.

157.

The Board shall from time to time, in accordance with the Statutes, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in the Statutes. The Board shall in its report state the amount which it recommends to be paid by way of dividend.

158.

(A)     Subject to paragraph (B) of this Article, copies of all such documents as are referred to in Article 157 and any other documents required by law to be annexed thereto shall not less than twenty one days before the date of the meeting before which they are to be laid be sent to all the members at their registered address and to all holders of debentures of the Company and to the Auditors as required by and subject to the provisions of the Statutes.

(B)     Instead of the documents referred to in paragraph (A) of this Article, the Company may send a summary financial statement prepared in accordance with the Statutes and any relevant regulations to members where permitted by the Statutes and any such regulations, subject to such exclusions or other arrangements as the Board may deem necessary or expedient to deal with legal or practical problems arising in any overseas territory or by virtue of shares being represented by depositary receipts or the requirements of any regulatory body or stock exchange.

(C)     This Article shall not require a copy of the documents referred to in paragraphs (A) or (B) of this Article to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

AUDIT

159.	The accounts of the Company shall be examined and audited by the Auditors in accordance with the Statutes.

AUTHENTICATION OF DOCUMENTS

160.

Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid.

161.

A document purporting to be a copy of a resolution of the Board or an extract from the minutes of a meeting of the Board or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of the proceedings at a duly constituted meeting.

AUDITORS

162.

Subject to the provisions of the Statutes, all acts done by any person or persons acting as Auditors shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in their appointment or that they have at the time of their appointment not qualified for appointment.

163.

The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive, and to be heard at any General Meeting on any part of the business of the meeting which concerns them as Auditors.

UNTRACED SHAREHOLDERS

164.	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a Member or any share or stock to which a person is entitled by transmission if and provided that: -
(i)

for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Member or to the person entitled by transmission to the share or stock at his address on the Register, or other the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent, has been cashed; at least three dividends in respect of the shares in question have become payable and no dividend has been claimed, and no communication has been received by the Company from the Member or the person entitled by transmission; and

(ii)

the Company has at the expiration of the said period of twelve years by advertisement in two national daily newspapers and in a newspaper circulating in the area in which the address referred to in paragraph (i) of this Article is located given notice of its intention to sell such share or stock; and

(iii)

the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission.

To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such share or stock. The company shall account to the Member or other person entitled to such share or stock for the net proceeds of such sale and shall be deemed to be his debtor, and not a trustee for him in respect of the same. Any monies not accounted for to the Member or other person entitled to such share or stock shall be carried to a separate account and shall be a permanent debt of the Company. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

DESTRUCTION OF DOCUMENTS

165.	The Company may destroy:
(i)	any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;
(ii)

any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

(iii)	any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and
(iv)	any other document on the basis of which any entry in the Register is made, at any time after the expiry of six years from the date on which an entry in the Register was first made in respect of it;

and it shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; provided always that:

(a)

the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)

nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this Article to the destruction of any document include references to its disposal in any manner.

PROVISIONS FOR EMPLOYEES

166.

The Company shall exercise the power conferred upon it by Section 187 of the Insolvency Act 1986 and Section 719 of the Act only with the prior sanction of a Special Resolution. If at any time the capital of the Company is divided into different classes of shares, the exercise of such power as aforesaid shall be deemed to be a variation of the rights attached to each class of share and shall accordingly require the prior consent in writing of the holders of three-fourths in nominal value of the issued shares of each class or the prior sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the shares of each class convened and held in accordance with the provisions of Article 59.

NOTICES

167.

Any notice or document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notice, or by delivering it to such address addressed as aforesaid. Where a notice or other document is served or sent by post, service or delivery shall be deemed to be effected at the expiration of twenty-four hours after the time when the cover containing the same is posted and in proving such service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted. If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post, a General Meeting may be convened by notice advertised on the same date in at least two leading national daily newspapers, at least one of which shall be published in London with appropriate circulation and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom again becomes available.

168.

All notices directed to be given to the members shall with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register, and notice so given shall be sufficient notice to all the holders of such share.

169.

A person entitled to a share in consequence of the death or bankruptcy of a member upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the member but for his death or bankruptcy would be entitled, and such service or delivery shall for all purposes be deemed to be sufficient service for delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the address of any member in pursuance of these presents shall, notwithstanding that such member be then dead or bankrupt, and whether or not the Company have notice of his death or bankruptcy, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or first-named joint holder.

170.

A member who (having no registered address within the United Kingdom) has not supplied to the Company an address within the United Kingdom for the service of notices shall not be entitled to receive notices from the Company.

DIVISION OF ASSETS IN SPECIE

171.

The Liquidator on any winding-up of the Company (whether voluntary or under supervision or compulsory) may with the authority of an Extraordinary Resolution, divide among the members in kind the whole or any part of the assets of the Company whether or not the assets shall consist of property of one kind, or shall consist of properties of different kinds, and for such purposes may set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between members or classes of members but so that if any such division shall be otherwise than in accordance with the existing rights of the members every member shall have the same right of dissent and other ancillary rights as if such resolution were a Special Resolution passed in accordance with section 582 of the Act.

INDEMNITY

172.

Subject to the provisions of the Statutes, the Company may purchase and maintain for any Director, Managing Director, Secretary or other officer or employee or agent of the Company or the Auditors insurance against any liability. Subject to these provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every person who is or has been a Director, Managing Director, Secretary and other officer or employee or agent of the Company shall be indemnified out of the assets of the Company against any liability relating to his conduct as, or incurred by him as, such Director, Managing Director, Secretary or other officer or employee or agent of the Company in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 727 of the Act in which relief is granted to him by the Court and, if the Board thinks fit, every agent and the Auditors of the Company may be so indemnified against any liability incurred in defending any such proceedings.

SOUTHERN AFRICAN RESOURCES PLC

INDEX TO NEW ARTICLES OF ASSOCIATION

No. of Article

PRELIMINARY	1-2
BUSINESS	3
SHARE CAPITAL	4-17
LIEN ON-SHARES	1-21
CALLS ON SHARES	22-29
TRANSFER OF SHARES	30-40
TRANSMISSION OF SHARES	41-44
FORFEITURE OF SHARES	45-52
CONVERSION OF SHARES INTO STOCK	53-56
ALTERATION OF CAPITAL AND PURCHASE OF SHARES	57
INCREASE OF CAPITAL	58
MODIFICATION OF CLASS RIGHTS	59-60
GENERAL MEETINGS	61-65
PROCEEDINGS AT GENERAL MEETINGS	66-76
VOTING	77-86
CORPORATIONS ACTING BY REPRESENTATIVES	87
PRESIDENT	88
DIRECTORS	89-92
DIRECTORS CONTRACTING WITH THE COMPANY	93-99
POWERS AND DUTIES OF DIRECTOR	100-103
BORROWING POWERS	104
LOCAL BOARDS	105
MANAGING DIRECTOR AND OTHER APPOINTMENTS	106-107
ROTATION, APPOINTMENT AND REMOVAL OF DIRECTORS	108-118
DIVISIONAL DIRECTORS	119
ALTERNATE DIRECTORS	120
PROCEEDINGS OF DIRECTORS	121-132
MINUTES	133
THE SEAL	134-135
SECRETARY	136-139
RECORD DATES	140
DIVIDENDS AND RESERVES	141-152
CAPITALISATION OF RESERVES	153-154
ACCOUNTS	155-158
AUDIT	159
AUTHENTICATION OF DOCUMENTS	160-161
AUDITORS	162-163
UNTRACED SHAREHOLDERS	164
DESTRUCTION OF DOCUMENTS	165
PROVISIONS FOR EMPLOYEES	166
NOTICES	167-170
DIVISION OF ASSETS IN SPECIE	171
INDEMNITY	172